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                        TPC CORPORATION AND SUBSIDIARIES

                 EXHIBIT 11:  COMPUTATION OF EARNINGS PER SHARE



                                                                                     FOR THE YEAR ENDED
                                                                                       DECEMBER 31,
                                                                                 -------------------------
                                                                                    1996           1995
                                                                                 -----------   -----------
Average common shares outstanding ............................................    18,072,851    14,424,257
Net  effect  of dilutive  stock  options - based  on the  treasury stock
  method using average market price ..........................................       621,753     1,184,653
                                                                                 -----------   -----------
Weighted average shares outstanding ..........................................    18,694,604    15,608,910
                                                                                 ===========   ===========
Income Before Extraordinary Item .............................................   $ 5,044,000   $   494,000
Extraordinary Item, net of income tax provision of $107,000 in 1995 ..........            --       207,000
                                                                                 -----------   -----------
Net income ...................................................................   $ 5,044,000   $   701,000
                                                                                 ===========   ===========
Income per Common Share Before Extraordinary Item ............................   $       .27   $       .04
Extraordinary Item ...........................................................            --           .01
                                                                                 -----------   -----------
Net income per common share ..................................................   $       .27   $       .05
                                                                                 ===========   ===========
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